EXHIBIT 99.1

                                                                    NEWS RELEASE


CONTACTS:  CESAR GARCIA, CHIEF EXECUTIVE OFFICER
           818-709-1244 X 7123
           -or-
           RON STABINER, THE WALL STREET GROUP, INC.
           212-888-4848

FOR IMMEDIATE RELEASE:

                        IRIS REPORTS RECORD REVENUES FOR
                        4TH QUARTER AND FISCAL YEAR 2006

        INCREASE IN IQ(R)200 SALES CONTRIBUTES TO HIGHEST SINGLE-QUARTER
                           REVENUES IN COMPANY HISTORY

CHATSWORTH, CALIF., MARCH 7, 2006 - IRIS INTERNATIONAL, INC. (NASDAQ: IRIS) today announced record fourth-quarter 2006 revenue of $19.9 million, an increase of 16% over revenue of $17.2 million in the fourth quarter of 2005, and record full-year revenue of $70.6 million for the year ended Dec. 31, 2006, a 13% increase over revenue of $62.8 million for fiscal 2005.

"We are pleased with once again achieving record sales for the fourth quarter and full year with 120 IQ(R)200 analyzers sold in the fourth quarter alone, resulting in the single highest revenue quarter in the Company's history," stated IRIS President and Chief Executive Officer Cesar Garcia. "With the reserves, special items and certain large charges taken during 2006 now behind us, we anticipate continued strong iQ(R)200 units sales and, with more than 1,200 units now in the field and growing, we look forward to an acceleration of recurring high margin consumables and service revenue and profit in 2007, particularly as we get into the second half of the year," he added.

2006 HIGHLIGHTS AND KEY MILESTONES:

         o RECORD Q4 REVENUE OF $19.9 MILLION, AN INCREASE OF 16% COMPARED WITH COMPARABLE YEAR-AGO PERIOD; HIGHEST SINGLE REVENUE QUARTER IN COMPANY HISTORY.

         o Q4 EPS OF $0.10 ON A GAAP BASIS AFTER INCLUDING THE EFFECT ON EPS OF $0.03 FROM SPECIAL ITEMS, AND CERTAIN LARGE CHARGES PLUS FAS 123R EXPENSE.

         o        120  IQ(R)200  UNITS  SOLD IN Q4 WITH MORE THAN  1,200 SOLD TO
                  DATE.

         o Q4 AND 2ND HALF OF 2006 DOMESTIC SALES GROWTH REPRESENTS RECORD PERCENTAGE OF NEW BUSINESS.

         o LARGER NUMBER OF HIGH-THROUGHPUT IQ(R)200 SPRINT UNITS SOLD IN Q4 AND 2ND HALF OF '06 THAN IN ANY COMPARABLE PERIOD, WITH INCREASING ACCEPTANCE AMONG CLINICAL REFERENCE LABORATORIES AND LARGE HEALTHCARE INSTITUTIONS.

         o HIGH VOLUME OF DOMESTIC IQ(R)200 INSTALLS IN 2ND HALF COMBINED WITH REINSTITUTED CONSUMABLES SALES FROM TURKEY EXPECTED TO RESULT IN ACCELERATING CONSUMABLES REVENUE IN 2007; SERVICE REVENUE ALSO EXPECTED TO EXPERIENCE GROWTH AS LARGE NUMBER OF UNITS COME OFF WARRANTY.

         o LAUNCHED ICHEM 100 SEMI-AUTOMATED CHEMISTRY ANALYZER AND IQ(R)200 MARKET SEGMENT INITIATIVE.

         o        PRODUCT   DEVELOPMENT   ACTIVITIES  FOR  NEW  AUTOMATED  URINE
                  CHEMISTRY ANALYZER PROGRESSING PER PLAN.

         o COMPLETED DEVELOPMENT ON ULTRA-SENSITIVE PSA TEST FOR FDA 510(K) SUBMISSION SUBSEQUENTLY FILED ON FEB. 7, 2007; OUR FIRST MAJOR NADIA (NUCLEIC ACID DETECTION IMMUNOASSAY) PRODUCT TO EMERGE FROM APRIL 2006 ACQUISITION OF LEUCADIA.

                                     (MORE)

         o FINISHED YEAR WITH $23.2 MILLION IN CASH, CASH EQUIVALENTS AND SHORT-TERM CASH INVESTMENTS, AN INCREASE OF $4.1 MILLION OVER 2005 DESPITE INVESTING APPROXIMATELY $6 MILLION FOR LEUCADIA ACQUISITION AND EXPANSION OF FACILITIES; COMPANY HAS DEBT-FREE BALANCE SHEET.

         o NET OPERATING LOSS (NOLS) CARRY-FORWARD OF APPROXIMATELY $10.9 MILLION AVAILABLE TO OFFSET TAXES.

Net income for the fourth quarter of 2006 was $1.9 million, or $0.10 per diluted share, after the effect of $0.5 million, or $0.03 per share, of special and certain large charges and FAS 123R expense. This compares with net income of $1.7 million, or $0.10 per diluted share, for the same period of 2005. Diluted average shares outstanding for the three months ended Dec. 31, 2006 and 2005, were 18.7 million and 18.2 million, respectively.

For the full year ended Dec. 31, 2006, IRIS incurred a net loss of $176,000, or $0.01 per diluted share, after the effect of $6.9 million, or $0.38 per share, of special charges related to the Leucadia acquisition and certain large charges and FAS123R charges. This compares with net income of $6.1 million, or $0.35 per diluted share, for the full year ended Dec. 31, 2005. Diluted average shares outstanding for years ended 2006 and 2005, were 17.9 million and 17.7 million, respectively.

In spite of investing $3.6 million in cash for the acquisition of Leucadia Technologies and $2.5 million to expand the Company's manufacturing plant and offices in its Chatsworth, Calif., headquarters, IRIS generated an additional $4.1 million in cash in 2006 finishing the year with $23.2 million in cash, cash equivalents and short-term cash investments, compared with $19.1 million at the end of 2005. The Company has a debt-free balance sheet and $10.9 million in NOLs, plus additional tax credits of $2.9 million, that can be applied to offset future income tax obligations.

"The year 2006 was a period of transition and substantial accomplishments for IRIS. We significantly bolstered our domestic sales effort, introduced our new iQ(R)200 market segment initiative and released thE iChem100 semi-automated chemistry analyzer, all while investing heavily in research and development and expanding infrastructure in facilities and customer support systems. These efforts have resulted in a dramatic turnaround in domestic sales growth which, for the second consecutive quarter, represented the highest percentage of new business aided, in part, by large multi-site, multi-unit orders awarded by major laboratories and hospital chains in the second half of 2006. We believe IRIS has made great strides in penetrating this market segment with its high-throughput iQ(R)200 SPRINT units and has a strong domestiC pipeline of these types of sales going into 2007. We anticipate that our Consumables and Service revenues will accelerate in 2007 as a result of the increased installed base, the launch of our new urine chemistry products and a reduction in the percentage of systems under warranty, which do not generate service revenue," Mr. Garcia said.

IVD instrument revenue for the fourth quarter of 2006 increased 20% when compared with the fourth quarter of 2005, and 23% when compared with the immediately preceding third quarter of 2006. There were 120 IQ(R)200 analyzer units shipped during the fourth quarter of 2006 compared with 112 units for the fourtH quarter of 2005, bringing the number of iQ(R)200 units sold to more than 1,200 since being launched iN August 2003.

IVD Consumables and Service revenue for the fourth quarter of 2006 grew 13% when compared with the fourth quarter of 2005. For the year ended Dec. 31, 2006, IVD Consumables and Service revenue increased 18% when compared with the 2005 fiscal year despite the high percentage of instruments under warranty which do not generate service revenues. Sample Processing (formerly StatSpin) revenue for the fourth quarter grew 9% over the fourth quarter of 2005, and for the full year 2006 increased 17% compared with the full year 2005.

                                     (MORE)

Gross profit margin was 49% for the fourth quarter of 2006 versus 50% for the same quarter of 2005. Gross profit margin for the year ended Dec. 31, 2006 was 49% compared with 50% for the full year 2005. Gross profit margins for 2006 were affected by reserves for sales returns, increases in warranty and inventory reserves, and inventory write-downs totaling $0.7 million, as well as approximately $1.0 million in excess capacity related to the urine chemistry strip manufacturing operation based in Marburg, Germany. The consumable and service gross margin for 2006 would have been 3% higher had the Company not incurred the $1.0 million gross profit reduction resulting from under-absorbed overhead in the strip manufacturing facility acquired in June 2005 from Quidel, Inc. The incremental stock based compensation in cost of goods sold attributable to the adoption of FAS 123R was $0.2 million in 2006.

Operating  expenses were $7.7 million for the fourth  quarter of 2006,  compared with $6.5 million for the prior year period, and included $0.7 million of incremental research and development expenses for the Company's new molecular diagnostics product lines, and $0.5 million of increased general and administrative expenses. Operating expenses for the full year 2006 were $33.5 million including special and certain large charges and stock-based compensation expense related to FAS 123R which amounted to $7.6 million, compared with operating expenses of $22.2 million for the full year 2005.

Adjusted Research & Development expense for the year ended Dec. 31, 2006 was $7.9 million, or 11% of revenue. Research and Development expense for the same period was $13.1 million before excluding the effect of the special write-off of $5.2 million for in-process R&D related to the Leucadia acquisition.

"We are pleased that our R&D spending is below budget without adversely affecting our product development timelines. Our urine chemistry program is on schedule and our R&D initiatives are yielding significant results particularly with regard to our NADIA platform development. Our 510(k) application to the FDA for our NADIA-based ultra-sensitive Prostate-Specific Antigen (PSA) test, is the first of a number of significant diagnostic tests to emerge from the April 2006 acquisition of Leucadia Technologies. Our Iris Diagnostics Division has also made excellent progress toward the development of our proprietary, fully-automated chemistry analyzer and is expected to submit a 510(k) application to the FDA in the second quarter of 2007. Both products are expected to be launched late this year," said Mr. Garcia.

COMPANY OUTLOOK

The Company is issuing guidance for 2007, anticipating revenue for the year to be in range of $81.0 - $83.0 million and fully diluted earnings per share of at least $0.40, INCLUDING the effect of incremental stock based compensation expense related to FAS 123R, which is expected to be approximately $0.05 per share. Research and Development expense is expected to be approximately 13% of revenues.

CONFERENCE CALL

The Company will host a conference call today at 4:30 p.m. Eastern time, 1:30 p.m. Pacific time. To participate, dial 1-800-289-0533 approximately 10 minutes before the conference call is scheduled to begin. Hold for the operator and reference the IRIS International conference call. International callers should dial 913-981-5525. The conference call may also be accessed by means of a live audio Web cast on the Company's Web site at www.proiris.com, or at www.vcall.com, the Web cast service provider. The conference audio cast will also be available for replay on both Web sites for 30 days from the date of the broadcast.

                                     (MORE)

USE OF NON-GAAP MEASURES OF FINANCIAL PERFORMANCE

To supplement IRIS International's financial statements presented in accordance with accounting principles generally accepted in the United States of America
(GAAP), the Company provides certain non-GAAP measures of financial performance. The non-GAAP measures used in this release are historical adjusted net income and adjusted net income per diluted share, and historical adjusted research and development expense as a percentage of projected revenues. Adjusted net income reflects net income (loss) excluding the effect of incremental stock based compensation expense related to the adoption of FAS 123R, special large charges relating to the write-off of research and development assets acquired in the purchase of Leucadia Technologies, and certain large items including a bad debt expense due to a default by the purchaser of certain of the Company's equipment lease agreements and severance, recruiting and relocation expenses relating to the change in company executives. Adjusted net income per diluted share is adjusted net income divided by the diluted shares outstanding. Adjusted research and development expense as a percentage of revenues reflects research and development expense excluding special charges relating to the write-off of research and development assets acquired in the purchase of Leucadia Technologies and incremental stock based compensation expense related to the adoption of FAS 123R attributable to R&D personnel. The Company calculates and discloses these non-GAAP measures because it believes that these measures may provide additional information that may be relevant in understanding the financial results. without regard to the effect of equity-based compensation expense related to the adoption of FAS 123R, which expense was not included in the comparable 2005 periods, and items that are special or not considered recurring.

The Company has included in this press release reconciliation of these non-GAAP financial measures to the most directly comparable measures of financial performance computed in accordance with GAAP, including the attached supplementary information tables that reconcile adjusted net income and adjusted net income per diluted share for the fourth quarter and fiscal year ended December 31,2006.

Investors should recognize that these non-GAAP measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternative for measures of financial performance determined in accordance with GAAP.

SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future financial performance, market growth, capital requirements, new product introductions and acquisitions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company's products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 (TABLES FOLLOW)

                            IRIS INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                         (In thousands, 2006 unaudited)



                        ASSETS                                At December 31,
                                                          ---------------------
                                                            2006         2005
                                                          --------     --------
Current assets:
Cash and cash equivalents ............................    $ 23,110     $  3,169

Marketable securities available for sale .............         132       15,976
Accounts receivable, net of allowance for doubtful
   accounts and sales returns of $601 and $288 .......      13,218       11,874
Inventories, net .....................................       6,918        7,590
Prepaid expenses and other current assets ............         651        1,132
Investment in sales-type leases ......................       2,170        1,455
Deferred tax asset ...................................       2,831        2,792
                                                          --------     --------
   Total current assets ..............................      49,030       43,988

Property and equipment, at cost, net .................       6,627        4,076
Goodwill .............................................       2,450          189
Core Technology, net .................................       1,723         --
Software development costs, net of accumulated
   amortization of $1,729 and $1,169 .................       1,387        1,570
Deferred tax asset ...................................       5,623        7,237
Inventories - long term portion ......................         440          632
Investment in sales-type leases ......................       6,699        5,841
Other assets .........................................         401          396
                                                          --------     --------

Total assets .........................................    $ 74,380     $ 63,929
                                                          ========     ========

        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable .....................................    $  3,809     $  4,464
Accrued expenses .....................................       6,391        4,188
Deferred service contract revenue ....................       1,385        1,457
                                                          --------     --------
     Total current liabilities .......................      11,585       10,109

Deferred service contract revenue, long term .........          23           51
                                                          --------     --------
     Total liabilities ...............................      11,608       10,160

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value
  Authorized: 50 million shares; issued and
    outstanding: 18,046 shares and 17,222 shares .....         180          172
Additional paid-in capital ...........................      79,433       70,856
Unearned compensation ................................        --           (546)
Translation adjustment ...............................          48         --
Accumulated deficit ..................................     (16,889)     (16,713)
                                                          --------     --------
     Total shareholders' equity ......................      62,772       53,769
                                                          --------     --------

Total liabilities and shareholders' equity ...........    $ 74,380     $ 63,929
                                                          ========     ========


                                     (MORE)

                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share amounts
                                 2006 unaudited)

                                                              For the Year ended December 31,
                                                             --------------------------------
                                                               2006        2005        2004
                                                             --------    --------    --------
Sales of IVD instruments .................................   $ 29,059    $ 27,542    $ 14,845
Sales of IVD consumables and service .....................     30,443      25,708      20,126
Sales of sample processing instruments and supplies ......     11,134       9,530       8,343
Royalty and license revenues .............................       --          --           336
                                                             --------    --------    --------
     Total revenues ......................................     70,636      62,780      43,650
                                                             --------    --------    --------

Cost of goods - IVD instruments ..........................     15,862      15,456      10,092
Cost of goods - IVD consumable and supplies ..............     14,373      11,185       7,982
Cost of goods - sample processing instruments and supplies      5,815       4,994       4,185
                                                             --------    --------    --------
     Total cost of goods sold ............................     36,050      31,635      22,259
                                                             --------    --------    --------

Gross profit .............................................     34,586      31,145      21,391
                                                             --------    --------    --------

Marketing and selling ....................................     10,584      10,026       7,165
General and administrative ...............................      9,868       7,141       5,841
Research and development, net ............................     13,086       5,037       3,920
                                                             --------    --------    --------
      Total operating expenses ...........................     33,538      22,204      16,926
                                                             --------    --------    --------

Operating income .........................................      1,048       8,941       4,465

Other income (expense):
   Interest income .......................................      1,068         607         111
   Interest expense ......................................        (18)        (15)       (243)
   Other income (expense) ................................         39          13        (534)
                                                             --------    --------    --------
Income before provision for income taxes .................      2,137       9,546       3,799

Provision for income taxes ...............................      2,313       3,415       1,519
                                                             --------    --------    --------
Net income (loss) ........................................   $   (176)   $  6,131    $  2,280
                                                             ========    ========    ========
Basic net income per share ...............................   $  (0.01)   $   0.37    $   0.16
                                                             ========    ========    ========
Diluted net income per share .............................   $  (0.01)   $   0.35    $   0.14
                                                             ========    ========    ========

Weighted average number of
   common shares outstanding - basic .....................     17,855      16,758      14,459
                                                             ========    ========    ========
Weighted average number of
  common shares outstanding - diluted ....................     17,855      17,654      15,818
                                                             ========    ========    ========


                                     (MORE)

                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            SUPPLEMENTAL INFORMATION
                     (unaudited - in thousands, except EPS)


                        For the three months ended             For the twelve months ended
                                31-Dec-06                              31-Dec-06
                  -------------------------------------   --------------------------------------

                     GAAP     Adjustments     Non-GAAP       GAAP      Adjustments     Non-GAAP
                  ----------   ----------    ----------   ----------    ----------    ----------
Net revenues ..   $   19,915         --      $   19,915   $   70,636          --      $   70,636

Cost of goods
sold ..........       10,169          (56)       10,113       36,050          (218)       35,832
                  ----------   ----------    ----------   ----------    ----------    ----------

Gross margin ..        9,746           56         9,802       34,586           218        34,804

Total operating
expenses ......        7,703         (778)        6,925       33,538        (7,623)       25,915
                  ----------   ----------    ----------   ----------    ----------    ----------

Operating
income (loss) .        2,043          834         2,877        1,048         7,841         8,889

Other income
(expense), net           299         --             299        1,089          --           1,089
                  ----------   ----------    ----------   ----------    ----------    ----------

Income (loss)
before income
taxes .........        2,342          834         3,176        2,137         7,841         9,978

Income taxes
provision
(benefit) .....          473          310           783        2,313           984         3,297
                  ----------   ----------    ----------   ----------    ----------    ----------
Net income ....   $    1,869   $      524    $    2,393   $     (176)   $    6,857    $    6,681
(loss)

Basic net
income (loss)
per share .....   $     0.10   $     0.03    $     0.13   $    (0.01)   $     0.38    $     0.37


                                     (MORE)

                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     SUPPLEMENTAL INFORMATION - ADJUSTMENTS
                           (unaudited - in thousands)


For the Three Months Ended December 31, 2006:

                               Cost of   Operating     Income       Net      Basic     Diluted
            Adjustments         Sales     Expenses      Taxes     Income      EPS        EPS
        -------------------   --------    --------    --------   --------   --------   --------
(1)     In-Process Research   $   --      $   --      $   --     $   --     $   --     $   --
        and Development
        Expense
(2)     Bad Debt Expense ..       --          --          --         --         --         --
(3)     CFO Transition
        Expense ...........       --          (275)        102        173       0.01       0.01
(4)     Incremental Stock
        Based Compensation
        Expense ...........        (56)       (504)        207        353       0.02       0.02
                              --------    --------    --------   --------   --------   --------
                              $    (56)   $   (779)   $    309   $    526   $   0.03   $   0.03
                              ========    ========    ========   ========   ========   ========


For the Twelve  Months Ended December 31, 2006:

                               Cost of   Operating     Income       Net      Basic     Diluted
            Adjustments         Sales     Expenses      Taxes     Income      EPS        EPS
        -------------------   --------    --------    --------   --------   --------   --------
(1)     In-Process Research   $   --      $ (5,180)   $   --     $  5,180   $   0.29   $   0.29
        and Development
        Expense
(2)     Bad Debt Expense ..       --          (350)        129        221       0.01       0.01
(3)     CFO Transition
        Expense ...........       --          (743)        275        468       0.03       0.03
(4)     Incremental Stock
        Based Compensation
        Expense ...........       (218)     (1,350)        580        988       0.06       0.06
                              --------    --------    --------   --------   --------   --------
                              $   (218)   $ (7,623)   $    984   $  6,857   $   0.38   $   0.38
                              ========    ========    ========   ========   ========   ========


(1) Represents the write-off of In-Process Research and Development assets acquired in the purchase of Leucadia Technologies.
(2) Represents bad debt expense attributable to the default by an assignee of Company lease agreements. (3) Represents severance, recruiting and relocation expenses relating to the change in the Company's CFO. (4) Represents incremental stock based compensation expense attributable to the adoption of FAS 123R.


                                       ###